FIRST AMENDMENT TO
PROJECT CONSULTING AND MANAGEMENT AGREEMENT

This First Amendment to Project Consulting and Management Agreement (this "Amendment") is made as of October 25, 1996, by and between DOVER DOWNS, INC., a Delaware corporation ("Owner") and CAESARS WORLD GAMING DEVELOPMENT CORPORATION, a Nevada corporation ("Operator").

RECITALS

  A. Owner and Operator are parties to that certain Project Consulting and Management Agreement dated May 10, 1995 (the "Agreement"), pursuant to which, inter alia, Owner hired Operator to provide certain consulting and management services with respect to the construction of certain gaming facilities and operation of certain Gaming Activities within the Project (as such terms are defined in the Agreement) at the Dover Downs racetrack facility owned by Owner and located in Dover, Delaware. Capitalized terms used herein without definition have the meanings given to them in the Agreement.

  B. The Project as originally described in the Agreement contained 500 Gaming Devices. Owner now desires to increase the number of Gaming Devices from 500 to 1,000 (the "Expansion").

  C. Owner further desires to hire Operator to provide all consulting and management services set forth in the Agreement with respect to the original Project for the Expansion, all on the terms and conditions set forth herein.

  NOW THEREFORE, for and in consideration of the premises, the mutual agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1. Amendment. The Agreement is hereby amended as follows:

  (a)  The following Section 8.3 is inserted at the end of Article 8:

  8.3 Expansion Consulting Fee. Operator shall be paid a consulting fee for the Expansion (as defined in the First Amendment to Project Consulting and Management Agreement, dated October 25, 1996, between Owner and Operator [the "Amendment"]) of One Hundred Thousand Dollars ($100,000) (the "Expansion Consulting Fee"), payable Fifty Thousand Dollars ($50,000) upon execution of the Amendment and Fifty Thousand Dollars ($50,000) upon the Expansion Opening Date. The term "Expansion Opening Date" shall mean the first date a revenue-paying customer is admitted to the Expansion.

  (b) Clause (i) of Section 16.1.2 is hereby amended and restated in its entirety as follows:

       (i) fail to make any monetary payment required under this Agreement, including, but not limited to, any portion of the Expansion Consulting Fee, the Management Fees or Owner's Advances, on or before the due date recited herein and said failure continues for five (5) business days after written notice,

  2. Other Amendments. Owner and Operator hereby agree that prior to the Expansion Opening Date, Owner and Operator will provide the services and perform the obligations originally imposed on each of the respective parties with respect to the Project under Articles 3 and 4 of the Agreement for the Expansion (and all defined terms used in said Articles 3 and 4 are hereby amended to refer, where appropriate and otherwise required by the context, to the Expansion). Owner and Operator further agree that from and after the Expansion Opening Date, the term "Project" and all other defined terms used in the Agreement, for all purposes with respect to all provisions of the Agreement (except to the extent specifically provided otherwise in this Amendment and except for Section 8.1), shall be deemed amended to mean and include the Expansion.

  3. Owner's Representation and Warranties. Owner represents and warrants to Operator as follows:

        (a) All representations and warranties made and given by Owner in the Agreement are true, accurate and correct as if made on the date of this Amendment with respect to the Agreement and the Amendment.

        (b) No Default or Event of Default by Owner or, to Owner's knowledge, by Operator has occurred and is continuing under the Agreement, and no event has occurred and is continuing which, with notice or the passage of time or both, would be a Default or an Event of Default.

        (c) The making, execution, delivery and performance of this Amendment by Owner has been duly authorized and approved by all requisite action of the Board of Directors of Owner, and this Amendment has been duly executed and delivered by Owner and constitutes a valid and binding obligation of Owner, enforceable in accordance with its terms.

  4. Operator's Representation and Warranties. Operator represents and warrants to Owner as follows:

     (a) All representations and warranties made and given by Operator in the Agreement are true, accurate and correct as if made on the date of this Amendment with respect to the Agreement and the Amendment.

     (b) No Default or Event of Default by Operator or, to Operator's knowledge, by Owner has occurred and is continuing under the Agreement, and no event has occurred and is continuing which, with notice or the passage of time or both, would be a Default or an Event of Default.

     (c) The making, execution, delivery and performance of this Amendment by Operator has been duly authorized and approved by all requisite action of the Board of Directors of Operator, and this Amendment has been duly executed and delivered by Operator and constitutes a valid and binding obligation of Operator, enforceable in accordance with its terms.

  5. Incorporation. This Amendment shall form a part of the Agreement, and all references to the Agreement therein shall mean that document as hereby amended and modified.

  6. No Prejudice: Reservation of Rights. This Amendment shall not prejudice any rights or remedies of either Owner or Operator under the Agreement existing as of the date hereof.

  7. No Impairment. Except as specifically hereby amended, the Agreement shall remain unaffected by this Amendment and the Agreement shall remain in full force and effect.

  8. Integration. The Agreement, as amended by this Amendment: (a) constitutes an integrated agreement; (b) supersedes all oral negotiations and prior and other writings with respect to its subject matter; and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth therein and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Amendment and those of the Agreement, the terms, conditions and provisions of this Amendment shall prevail.

  9. Miscellaneous. This Amendment may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Amendment to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of this Amendment. This Amendment shall be governed by laws of the State of Delaware, without regard to the choice of law rules of that State.

IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment to Project Consulting and Management Agreement as of the date first above-written.

                         OWNER:
                         DOVER DOWNS, INC., a
                         Delaware corporation

                         By: /s/ Denis McGlynn
                         Name:     Denis McGlynn
                         Title:    President


                         OPERATOR:
                         CAESARS WORLD GAMING DEVELOPMENT
                         CORPORATION, a Nevada corporation

                         By: /s/ David A. Mitchell
                         Name:     David A. Mitchell
                         Title:    Vice President